                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated August 30, 2000, included in this Form 10-K in the previously filed Registration Statements of Franklin Telecommunication Corp. and subsidiaries on Form S-8 (File No. 333-71189, filed January 26, 1999 and File No. 333-76013, filed April 9, 1999)
and on Form S-3 (File No. 333-87551, filed September 22, 1999, File No. 333-31682, filed March 3, 2000, File No. 333-32060, filed March 9, 2000, and
File No. 333-35834, filed April 28, 2000.)




SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
September 26, 2000